Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

NewAmsterdam Pharma Company B.V.*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)

Fees to be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	Equity	Ordinary Shares, nominal value EUR 0.12(3)	Other	59,579,809	—	$590,882,755.76(4)	0.0000927	$54,774.84

	Equity	Warrants to purchase Ordinary Shares (5)	Other	4,767,000	—	— (6)	0.0000927	—

	Equity	Ordinary Shares underlying Warrants (7)(3)	Other	4,767,000	—	$2,653,788.90(6)	0.0000927	$246.10

	Total Offering Amounts					$593,536,544.66		$55,021.00

	Total Fees Previously Paid							$55,021.00

	Total Fee Offsets							$0

	Net Fee Due							$0

(1)

The number of ordinary shares, nominal value EUR 0.12 (“Holdco Shares”), warrants to purchase Holdco Shares (“Holdco Warrants”) and Holdco Shares underlying Holdco Warrants of the registrant, NewAmsterdam Pharma Company B.V. (“Holdco”), that are being registered represent the estimated maximum number of such securities to be issued in connection with the business combination (“Business Combination”) described in the accompanying proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.
(3)

Represents the Holdco Shares to be issued in connection with the business combination described in the accompanying proxy statement/prospectus, and includes up to: (i) 40,443,672 Holdco Shares to be issued to the current shareholders of NewAmsterdam Pharma Holding B.V. (“NewAmsterdam Pharma”), assuming all options to purchase NewAmsterdam Pharma shares outstanding on the date hereof are exercised, (ii) 13,800,000 Holdco Shares (subject to redemption) to be issued to holders of shares of Class A ordinary shares, par value $0.0001 per share (“FLAC Class A Ordinary Shares”) of Frazier Lifesciences Acquisition Corporation (“FLAC”), (iii) 3,450,000 Holdco Shares to be issued to holders of Class B ordinary shares, par value $0.0001 per share, of FLAC and (iv) 1,886,137 Holdco Shares that will be issued to the shareholders of NewAmsterdam Pharma, optionholders of NewAmsterdam Pharma then still providing services to Holdco or its subsidiaries, Saga Investments Coöperatief U.A. and Mitsubishi Tanabe Pharma Corporation, only upon the achievement and public announcement of positive Phase 3 data for each of NewAmsterdam Pharma’s BROADWAY clinical trial and BROOKLYN clinical trial at any time during the specified period.

(4)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) $9.92 (the implied price of Holdco Shares based on the average of the high ($9.93) and low ($9.91) trading prices of shares of FLAC Class A Ordinary Shares on the Nasdaq Stock Market (“Nasdaq”) on July 28, 2022, a date within five business days prior to the initial filing of this registration statement), multiplied by (ii) 59,579,809 Holdco Shares issuable in connection with the Business Combination.

(5)	Represents Holdco Warrants, each whole warrant entitling the holder to purchase one Holdco Share, to be issued in exchange for FLAC Public Warrants and FLAC Private Placement Warrants.
(6)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) $0.56 (the average of the high ($0.65) and low ($0.46) prices for FLAC Public Warrants on Nasdaq on July 28, 2022, a date within five business days prior to the initial filing of this registration statement), multiplied by (ii) 4,767,000 Holdco Warrants issuable in connection with the Business Combination. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to Holdco Warrants has been allocated to the Holdco Shares underlying Holdco Warrants and those Holdco Shares are included in the registration fee.

(7)	Represents Holdco Shares underlying Holdco Warrants. Each Holdco Warrant will entitle the warrant holder to purchase one Holdco Share at a price of $11.50 per share (subject to adjustment).
*	Upon the closing of the Business Combination, the name of the registrant is expected to change to NewAmsterdam Pharma Company N.V.